Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1998 on the financial statements of Alabama Power Company, included in this Form 8-K, into Alabama Power Company's previously filed Registration Statement File Nos. 33-49653, 33-61845 and 333-40629.




/s/Arthur Andersen LLP
   Birmingham, Alabama
   February 26, 1998